Exhibit 10.35

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is made and entered into as of January 16, 2018 between Chinos Holdings, Inc., a Delaware corporation (“Chinos Holdings”), Chinos Intermediate Holdings A, Inc., a Delaware corporation (“Chinos A”), Chinos Intermediate Holdings B, Inc., a Delaware corporation (“Chinos B”), Chinos Intermediate Inc., a Delaware corporation (“Chinos Inter”), J. Crew Group, Inc., a Delaware corporation (“J. Crew Group” and together with Chinos Holdings, Chinos A, Chinos B, and Chinos Inter, each a “Company” and, collectively, the “Companies”) and _________________ (“Indemnitee”), on the other hand.

RECITALS:

WHEREAS, Indemnitee is a member of the Board of Directors of each Company (each, a “Board”);

WHEREAS, Indemnitee is entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, Indemnitee has certain rights to indemnification under the directors’ and officers’ liability insurance maintained by Chinos Holdings (the “Insurance”) as an “Insured Person” of an “Organization” (as such terms are defined in the Insurance); and

WHEREAS, this Agreement is intended as a clarification of and supplement to and in furtherance of the indemnification rights that Indemnitee has under the DCGL and the Bylaws and Certificate of Incorporation of each Company, any resolutions adopted pursuant thereto, as well as the Insurance, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director of each Company from and after the date hereof, the parties hereto agree as follows:

1.Indemnity of Indemnitee.  Each Company, as applicable, hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, and acknowledges and agrees that Indemnitee is serving as a director of such Company at the request of such Company and, accordingly, such Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law and in accordance with the provisions of its Certificate of Incorporation and By-laws.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)Proceedings Other Than Proceedings by or in the Right of the Companies.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of the Indemnitee’s Corporate Status (as defined below), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined below) other than a Proceeding by or in the right of the applicable Company.  Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as defined below), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)Proceedings by or in the Right of the Companies.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of the Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the applicable Company.  Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to such Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful in whole or in part, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by the Indemnitee or on his or her behalf in connection therewith.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement or under law, the applicable Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of such Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee; provided (a) either that (i) Indemnitee, at the time of such action or inaction, believed, in good faith, that its, his or her course of conduct was in, or not opposed to, the best interests of such Company, or (ii) in the case of inaction by the Indemnitee, the Indemnitee did not intend its, his or her inaction to be opposed to the best interests of such Company, and (b) the action or inaction did not constitute fraud or willful misconduct by the Indemnitee.

3.Contribution.

(a)Whether or not the indemnification provided in Sections 1 and 2 of this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the applicable Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), such Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and such Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The applicable Company shall not enter into any settlement of any action, suit or proceeding in which such Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)Without diminishing or impairing the obligations of the applicable Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which such Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), such Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by such Company and all officers, directors or employees of such Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of such Company and all officers, directors or employees of such Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the applicable Company and all officers, directors or employees of such Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)Each Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of such Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the applicable Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by such Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of such Company (and their directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4.Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests or requests for information, in connection with any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on his or her behalf in connection therewith.

5.Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the applicable Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by such Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall, to the extent required by applicable law, include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6.Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of the parties to this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the applicable Company a written request, including therein or therewith such non-privileged documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of such Company shall, promptly upon receipt of such a request for indemnification, advise the Board of such Company in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the applicable Company, or to provide such a request in a timely fashion, shall not relieve such Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of such Company.

(b)Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of the applicable Company (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board of such Company, a copy of which shall be delivered to Indemnitee, or (4) if so directed by the Board of such Company, by the stockholders of such Company.  For purposes hereof, disinterested directors are those members of the applicable Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c).  The Independent Counsel shall be selected by the Board of the applicable Company.  Indemnitee may, within ten (10) days after such written notice of selection shall have been given to Indemnitee, deliver to the applicable Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth in reasonable detail the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the applicable Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof.  The applicable Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and such Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the applicable Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by such Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as defined below), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise or Indemnitee.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the applicable Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the applicable Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; (ii) the person or persons empowered under Section 6 to make the determination on indemnification did not receive actual or timely notice of the request for determination, and such failure to receive actual or timely notice prejudices the ability of such person or persons to make such determination, or (iii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders of the applicable Company pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by such Company of the request for such determination, the Board of such Company or the Disinterested Directors of such Company, if appropriate, resolve to submit such determination to the stockholders of such Company for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders of such Company is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g)Indemnitee shall act in good faith and cooperate, upon reasonable request and subject to such reasonable conditions as Indemnitee may reasonably establish, with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable request and subject to such reasonable conditions as Indemnitee may reasonably establish, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board of the applicable Company or stockholder of the applicable Company shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the applicable Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and such Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)Each Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the applicable Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7.Remedies of Indemnitee.

(a)In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the applicable Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a).  No Company shall oppose Indemnitee’s right to seek any such adjudication.

(b)In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c)If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the applicable Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the applicable Company or its affiliates, such Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or attempt to receive under any such insurance, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)Each Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the applicable Company is bound by all the provisions of this Agreement.  The applicable Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by such Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from such Company under this Agreement or under any directors' and officers' liability insurance policies maintained by such Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8.Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of any entity, the By-laws of any entity, any agreement, a vote of stockholders, a resolution of directors of the applicable Company, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)Each Company or its affiliates (including, without limitation, Chinos Holdings) will maintain, with coverage terms and limits substantially the same or better than the Insurance, an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the applicable Company, its affiliates or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the applicable Company, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the applicable

Company has directors' and officers' liability insurance in effect, such Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The applicable Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)In the event of any payment under this Agreement, the applicable Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, upon reasonable request and subject to such reasonable conditions as Indemnitee may reasonably establish, execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable such Company to bring suit to enforce such rights.

(d)No Company shall be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received, and retained, such payment under any insurance policy, contract, agreement or otherwise.

(e)Each Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the applicable Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received, and retained, as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9.Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, no Company shall be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of either Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the applicable Company or its directors, officers, employees or other indemnitees, unless: (i) the Board of such Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation; (ii) such Company provides the indemnification, in its sole discretion, pursuant to the powers vested in such Company under applicable law; or (iii) the Proceeding is one to enforce Indemnitee's rights under this Agreement.

10.Sponsor Parties. Each Company further agrees that to the extent Indemnitee is employed, retained or otherwise associated with, or appointed or nominated by, TPG Capital or Leonard Green and Partners (each, a “Sponsor”) or any of their respective affiliates, that the applicable Company shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to the Indemnitee acting in his or her capacity as director on behalf or at the request of such Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise.  Notwithstanding the fact that either a Sponsor and/or any of its affiliates, other than the applicable Company (such persons, together with its and their heirs, successors and assigns, the “Sponsor Parties”), may have concurrent liability to the Indemnitee with respect to the Indemnity Obligations, the applicable Company hereby agrees that in no event shall such Company have any right or claim against any of the Sponsor Parties for contribution or have rights of subrogation against any Sponsor Parties through the Indemnitee for any payment made by such Company with respect to any Indemnity Obligation.  In addition, each Company hereby agrees that in the event that any Sponsor Parties pay or advance the Indemnitee any amount with respect to an Indemnity Obligation, the applicable Company will, or will cause its subsidiaries to, as applicable, promptly reimburse such Sponsor Parties for such payment or advance upon request.  Each Company and the Indemnitee agree that the Sponsor Parties are express third party beneficiaries of the terms hereof.

11.Duration of Agreement.  All agreements and obligations of the applicable Company contained herein shall continue during the period Indemnitee is an officer or director of such Company (or is or was serving at the request of such Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his or her Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the applicable Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.Security.  To the extent requested by Indemnitee and approved by the Board of the applicable Company, such Company may at any time and from time to time provide security to Indemnitee for such Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

13.Enforcement.

(a)Each Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the applicable Company, and each Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the applicable Company.

(b)No Company shall seek from a court, or agree to, a "bar order" which would have the effect of prohibiting or limiting Indemnitee's rights to receive advancement of expenses under this Agreement.

14.Definitions.  For purposes of this Agreement:

(a)“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the applicable Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the applicable Company.  Any election or appointment of an Indemnitee as a director of the applicable Company or of any corporation, partnership or joint venture which is a subsidiary or affiliate of such Company, or of a trust or employee benefit plan of such Company or any such subsidiary or affiliate, shall conclusively evidence that such Indemnitee’s service in such capacity was at the request of such Company.

(b)“Disinterested Director” means a director of the applicable Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)“Enterprise” shall mean the applicable Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of such Company as a director, officer, employee, agent or fiduciary.

(d)“Expenses” shall include all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or other expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, any request to provide discovery or information in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the applicable Company (or any affiliate thereof) or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the applicable Company (or any affiliate thereof) or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The applicable Company agrees to pay the reasonable fees and other charges and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)“Proceeding” includes any threatened, pending or completed action, claim, suit, indictment, information request, arbitration, alternate dispute resolution mechanism, investigation, inquiry, congressional, regulatory or administrative hearing or any other actual, threatened, reasonably anticipated, or completed proceeding, whether brought by or in the right of the applicable Company or otherwise and whether civil, criminal, regulatory, administrative or investigative, in which Indemnitee was, is or may become involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, and one initiated by an Indemnitee to enforce his rights under this Agreement.  For purposes of this definition, any of the foregoing Proceedings initiated by Indemnitee against the applicable Company or its directors, officers, agents, employees or other indemnitees inside or outside a Proceeding shall be considered a separate and distinct Proceeding.

15.Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16.Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.Notice By Indemnitee.  Indemnitee agrees promptly to notify the applicable Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the applicable Company shall not relieve such Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices such Company.

18.Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent:

(a)To Indemnitee at the address set forth below Indemnitee signature hereto.

(b)To each Company at:

J.Crew

770 Broadway

New York, New York 10003
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the applicable Company or to such Company by Indemnitee, as the case may be.

19.Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Each Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company 251 Little Falls Drive, Wilmington, Delaware 19808, as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CHINOS HOLDINGS, INC.

By:
Name:
Title:

CHINOS INTERMEDIATE HOLDINGS A, INC.

By:
Name:
Title:

CHINOS INTERMEDIATE HOLDINGS B, INC.

By:
Name:
Title:

CHINOS INTERMEDIATE, INC.

By:
Name:
Title:

J. CREW GROUP, INC.

By:
Name:
Title:

INDEMNITEE

Name: